Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contacts:
Mary Ellen Keating	Joseph J. Lombardi
Senior Vice President	Chief Financial Officer
Corporate Communications	Barnes & Noble, Inc.
Barnes & Noble, Inc.	(212) 633-3215
(212) 633-3323	jlombardi@bn.com
mkeating@bn.com
Andy Milevoj
Director of Investor Relations
Barnes & Noble, Inc.
(212) 633-3489
amilevoj@bn.com

Barnes & Noble Announces Amendment and Extension of Its

Existing $1 Billion Credit Facility on More Favorable Terms

New York, NY (May 2, 2011)—Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today announced that it has entered into an amendment that will extend its existing $1 billion revolving credit agreement on more favorable terms.

The amended $1 billion revolving credit facility takes advantage of conditions in the financial markets that are more favorable than when the original facility was established. The amended facility has lower interest costs, greater financial flexibility and increases overall borrowing capacity throughout the year. The amendment also extends the previous maturity date from September 29, 2013 to April 29, 2016. For further details, please see the company’s Current Report on Form 8-K being filed today with the SEC.

“Amending our revolving credit facility enables us to lower our anticipated cost of capital and enhance our financial flexibility as we continue to transform the company and execute our strategic plan,” said Joseph Lombardi, chief financial officer of Barnes & Noble, Inc. “We appreciate the strong level of support we received from our lenders.”

As a result of the amendment, the company will write-off $6.4 million in deferred financing fees from the previous facility in fiscal 2011. Beginning in fiscal 2012, the company expects lower interest costs and reduced amortization of deferred financing fees

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to reduce interest expense by $10.6 million annually. The company ended fiscal year 2011 on April 30, 2011 with $313 million of outstanding borrowings under the facility.

The transaction was led by BofA Merrill Lynch, J.P. Morgan Securities LLC, Wells Fargo Capital Finance, LLC, and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers and Joint Book Runners, and was supported by many other financial institutions. Bank of America, N.A. will serve as Administrative Agent for the facility.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE:BKS), the world’s largest bookseller and a Fortune 500 company, operates 705 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 636 college bookstores serving nearly 4 million students and faculty members at colleges and universities across the United States. Barnes & Noble is the nation’s top bookseller brand for the seventh year in a row, as determined by a combination of the brand’s performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web’s largest e-commerce sites, which also features more than two million titles in its NOOK Bookstore™ (www.bn.com/ebooks). Through Barnes & Noble’s NOOK™ eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

NOOK™, NOOK Color™, Reader’s Tablet™, Read Forever™, NOOK Books™, NOOK Bookstore™, NOOK Books en español™, VividView™, LendMe™, NOOK Kids™, NOOK Study™, Read In Store™, More In Store™, Free Friday™ and Lifetime Library™ are trademarks of Barnes & Noble, Inc. Other trademarks referenced in this release are the property of their respective owners.

Follow Barnes & Noble on Twitter (www.bn.com/twitter), Facebook (http://www.facebook.com/barnesandnoble) and YouTube (http://www.youtube.com/user/bnstudio).

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FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) relating to the anticipated effect of the company’s amended credit agreement, including the anticipated costs to be incurred under it compared to those experienced under its existing credit agreement, the increased borrowing capacity under the amended credit agreement and the increased financial flexibility under the amended credit agreement compared to those under the existing credit agreement. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements. These risks include, but are not limited to, the company’s future financing needs differing from those currently anticipated resulting in utilization of the amended credit agreement that differs from the company’s projections as to the amount or nature of borrowings thereunder, the availability of collateral utilized to calculate the company’s borrowing base differing from that currently anticipated, the amended credit agreement remaining outstanding for a term that differs from its contractual term and the company’s ability to avoid defaults under the amended credit agreement. These risks could arise from, among other things, the general economic environment and consumer spending patterns, decreased consumer demand for the company’s products, low growth or declining sales and net income due to various factors, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, potential effects of a bankruptcy filing by one of the company’s largest competitors and actions taken by that competitor during bankruptcy, including store closures, sales of inventory at discounted prices and elimination of liabilities, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, the outcome of the company’s evaluation of strategic alternatives, including a possible sale of the company, as announced on August 3, 2010, and other factors which may be outside of the company’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in the

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company’s Form 10-K for the fiscal year ended May 1, 2010 and the company’s Form 10-Q for the quarterly period ended January 29, 2011, and in the company’s other filings made hereafter from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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